Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Consolidated Financial Statements are based on the historical financial statements of IDI, Inc. (f/k/a Tiger Media, Inc., “IDI” or the “Company”) and IDI Holdings, LLC (f/k/a The Best One, Inc., “IDI Holdings”) after giving effect to IDI’s acquisition of IDI Holdings (the “Merger”), and the assumptions, reclassifications and adjustments described in the accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements. The unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014 gives effect to the Merger of IDI and IDI Holdings as if the Merger had occurred on that date. The unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2014 give effect to the Merger of IDI and IDI Holdings as if the Merger had occurred on January 1, 2014.

On October 2, 2014, The Best One, Inc. (“TBO”) acquired 100% of the membership interests of Interactive Data, LLC (“Interactive Data”), a Georgia limited liability company, substantially in cash, and Interactive Data became a wholly-owned subsidiary of TBO. On March 21, 2015 (the “Effective Date”), Tiger Media, Inc. (“Tiger Media”) and TBO Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Tiger Media (“Merger Sub”), completed the Merger with TBO, pursuant to the terms and conditions of the Merger Agreement and Plan of Reorganization, as amended (the “Merger Agreement”) dated as of December 14, 2014, by and among Tiger Media, Merger Sub, TBO, and Derek Dubner, solely in his capacity as representative of the TBO shareholders. On April 8, 2015, Merger Sub’s entity name was changed to IDI Holdings, LLC, which is a wholly owned subsidiary of the Company. On April 30, 2015, Tiger Media changed its name to IDI, Inc.

The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with (i) Tiger Media’s historical consolidated financial statements as of and for the year ended December 31, 2014 and the accompanying notes thereto, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on April 15, 2015; (ii) Interactive Data’s financial statements as of and for the year ended December 31, 2014 and the accompanying notes thereto included as an exhibit to this Current Report on Form 8-K/A (the “Form 8-K/A”); (iii) TBO’s consolidated financial statements for the period from September 22, 2014 (inception) through December 31, 2014 and the accompanying notes thereto included as an exhibit to this Form 8-K/A; and (iv) the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

For accounting purposes, the Company recognized the Merger in accordance with ASC 805-40, Reverse Acquisitions. Accordingly, the Company has been recognized as the accounting acquiree in the Merger, with IDI Holdings being the accounting acquirer. The Merger was recognized by using the acquisition method of accounting in accordance with accounting principles generally accepted in the United States, or GAAP. For the purposes of determining the acquirer for accounting purposes, we considered the relative financial interest and voting rights of the parties; the composition of the board of directors of the combined entity excluding the independent directors and the subsequent changes of the composition of the board of directors; the composition of senior management of the combined entity after the Merger, the terms of the exchange equity interests, and the relative size etc. Based on the weighting of these factors, we have concluded that IDI Holdings is the accounting acquirer.

Under the acquisition method of accounting, as of the effective time of the Merger, the assets acquired, including the identifiable intangible assets, and liabilities assumed from Tiger Media were recorded at their respective fair values and added to those of IDI Holdings. Any excess of the purchase price for the Merger over the net fair value of Tiger Media’s identified assets acquired and liabilities assumed were be recorded as goodwill and any transaction costs and restructuring expenses associated with the Merger will be expensed as incurred. The results of operations of Tiger Media were combined with the results of operations of IDI Holdings beginning at the Effective Time. The consolidated financial statements of IDI Holdings will not be restated retroactively to reflect the historical financial position or results of operations of Tiger Media. Following the Merger, we have finalized the purchase price allocation, the earnings of IDI reflect the effect of any purchase accounting adjustments, including the increased amortization associated with fair value adjustments to the assets acquired and liabilities assumed.

The unaudited pro forma financial data included in this Form 8-K/A are based on the historical financial statements of Tiger Media, IDI Holdings and Interactive Data, and on publicly available information and certain assumptions that we believes are reasonable, which are described in the notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements included in this Form 8-K/A. We have performed a detailed valuation analysis necessary to determine the fair market values of Tiger Media’s assets to be acquired and liabilities to be assumed. Under the reverse acquisition, the accounting acquiree, the Company, issued equity shares to the owners of the accounting acquirer, IDI Holdings. The consideration transferred by IDI Holdings for its interest in the Company is based on the number of equity interests IDI Holdings would have had to issue to give the owners of the Company the same percentage equity interest in the combined entity that results from the reverse acquisition. The fair value of the number of equity interests calculated in that way can be used as the fair value of consideration transferred in exchange for the Company. For the purpose of the Unaudited Pro Forma Condensed Consolidated Financial Statements, the allocations of acquisition consideration have been based on based on the 7,291,299, by reflecting IDI’s 1-for-5 reverse stock split, which was effective on March 19, 2015 (the “Stock Split”), outstanding shares of common stock of the Company at a closing price of $6.05 as of March 20, 2015, the last trading day before the Effective Date. The acquisition consideration has been allocated to certain assets and liabilities using management assumptions as further described in the accompanying notes.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for informational purpose. The pro forma information provided is not necessarily indicative of what the combined company’s financial position and results of operations would have actually been had the Merger been completed on the dates used to prepare these pro forma financial statements. The adjustments to fair value and the other estimates reflected in the accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements may be materially different from those reflected in the combined company’s consolidated financial statements subsequent to the Merger. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to project the future financial position or results of operations of the merged companies. Reclassifications and adjustments may be required if changes to the financial presentation are needed to conform Tiger Media’s and IDI Holdings’s accounting policies.

These Unaudited Pro Forma Condensed Consolidated Financial Statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the transaction. These financial statements also do not include any integration costs the companies may incur related to the Merger as part of combining the operations of the companies. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not include an estimate for transaction costs, of approximately $0.4 million.

IDI, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheets

As of December 31, 2014

(unaudited)

(in thousands, except share and per share data) 4(a)

	IDI Holdings, LLC As reported	Interactive Data, LLC As reported	Eliminations 4(b)	Pro Forma combined IDI Holdings, LLC	IDI, Inc. As reported	Pro Forma Adjustments		Pro Forma Consolidated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,854	$143	$—	$5,997	$4,178	$—		$10,175
Accounts receivable, net	—	295	—	295	1,742	—		2,037
Prepaid expenses and other current assets	57	240	52	349	265	—		614
Deferred tax assets, current	248	83	(275)	56	74	—		130

Total current assets	6,159	761	(223)	6,697	6,259	—		12,956
NON-CURRENT ASSETS
Investments in subsidiaries	6,320		(6,320)	—	—	—		—
Property and equipment, net	51	252	—	303	1,502	—		1,805
Long-term deferred expenses	—	—	—	—	646	—		646
Intangible assets, net	461	334	—	795	1,635	800	4(f)	3,230
Goodwill	—	5,227	—	5,227	—	35,839	4(f)	41,066
Other assets	38	—	—	38	—	—		38
Deferred tax assets, non-current	—	9	199	208	—	—		208

Total non-current assets	6,870	5,822	(6,121)	6,571	3,783	36,639		46,993

Total assets	13,029	6,583	(6,344)	13,268	10,042	36,639		59,949

LIABILITIES & SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	759	131	—	890	1,231	—		2,121
Accrued expenses and other payables	52	—	—	52	739	—		791
Acquisition consideration payable	—	—	—	—	464	—		464
Amounts due to related parties	—	—	—	—	65	—		65
Deferred revenue	—	164	—	164	70	—		234
Other current liabilities	—	—	—	—	—	—		—

Total current liabilities	811	295	—	1,106	2,569	—		3,675

Total liabilities	811	295	—	1,106	2,569	—		3,675

SHAREHOLDERS’ EQUITY
Preferred Shares - $0.0001 par value 10,000,000 shared authorized	4	—	—	4	—	(4)	4(d)	—
Common Shares - $0.0005 par value 200,000,000 shares authorized	6,713	—	—	6,713	4	(6,710)	4(d)	7
Additional paid-in capital	6,000	6,320	(6,320)	6,000	146,214	(102,106)	4(e)	56,822
						6,714	4(d)
Accumulated other comprehensive loss	—	—		—	(4,357)	4,357	4(e)	—
Accumulated earnings / (deficit)	(499)	(32)	(24)	(555)	(134,388)	134,388	4(e)	(555)

Total shareholders’ equity	12,218	6,288	(6,344)	12,162	7,473	36,639		56,274

Total liabilities and shareholders’ equity	$13,029	$6,583	$(6,344)	$13,268	$10,042	$36,639		$59,949

IDI, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2014

(unaudited)

(in thousands, except share and per share data) 4(a)

	IDI Holdings, LLC As reported	Interactive Data, LLC As reported	Eliminations 4(b)	Pro Forma combined IDI Holdings, LLC	IDI, Inc. As reported	Pro Forma Adjustments		Pro Forma Consolidated
Revenue	$—	$3,606	$—	$3,606	$3,006	$—		$6,612
Cost of revenues	—	(1,574)	—	(1,574)	(2,791)	—		(4,365)

Gross profit	—	2,032	—	2,032	215	—		2,247
Operating expenses
Sales and marketing expenses	(5)	(1,539)	—	(1,544)	(885)	—		(2,429)
General and administrative expenses	(742)	(569)	(3)	(1,314)	(2,931)	(80)	4(c)	(4,325)

Loss from operations	(747)	(76)	(3)	(826)	(3,601)	(80)		(4,507)
Other income / (expense)
Interest income	—	—	—	—	75	—		75
Other expense, net	—	—	—	—	(48)	—		(48)

Total other income	—	—	—	—	27	—		27
Loss before income taxes	(747)	(76)	(3)	(826)	(3,574)	(80)		(4,480)
Income taxes benefit	248	15	27	290	41	—		331

Net profit / (loss)	$(499)	$(61)	$24	$(536)	$(3,533)	$(80)		$(4,149)

Loss per share, basic and diluted				$(0.08)	$(0.48)			$(0.30)

Weighted average number of shares outstanding, basic and diluted				6,597,155	7,291,299			13,888,454

IDI, Inc. and Subsidiaries

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2014

(unaudited)

1.	Basis of Presentation

The preceding Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared by IDI based on the historical financial statements of Tiger Media, IDI Holdings, and Interactive Data to illustrate the effects of the Merger. On October 2, 2014, IDI Holdings acquired 100% of the membership interests of Interactive Data, and on March 21, 2015 (the “Effective Date”), Tiger Media completed the Merger with IDI Holdings, pursuant to the terms and conditions of the Merger Agreement dated as of December 14, 2014. The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with (i) Tiger Media’s historical consolidated financial statements as of and for the year ended December 31, 2014 and accompanying notes thereto; (ii) Interactive Data’s historical financial statements as of and for the year ended December 31, 2014 and accompanying notes thereto; and (iii) IDI Holdings’s historical consolidated financial statements for the period from September 22, 2014 (inception) through December 31, 2014 and accompanying notes thereto. The effective date of the Merger between Tiger Media and IDI Holdings is assumed to be December 31, 2014 for purposes of preparing the Unaudited Pro Forma Condensed Consolidated Balance Sheets and January 1, 2014 for purposes of preparing the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2014. The unaudited pro forma financial data included in this Form 8-K/A is based on the historical financial statements of Tiger Media, IDI Holdings and Interactive Data, and on publicly available information and certain assumptions that we believe are reasonable, which are described in the notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements included in this Form 8-K/A.

2.	Summary of Significant Accounting Policies

The Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared in a manner consistent with the accounting policies adopted by IDI. The accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the Notes to Condensed Consolidated Financial Statements included in IDI’s Quarterly Report on Form 10-Q/A for the three months ended March 31, 2015, as filed with the SEC on May 27, 2015. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not assume any differences in accounting policies among Tiger Media, IDI Holdings and Interactive Data. Upon consummation of the Merger, we have reviewed the accounting policies of IDI Holdings and Interactive Data to ensure conformity of such accounting policies to those of IDI and, as a result of this review, we did not identify differences among the accounting policies of the three companies, that when conformed, could have a material impact on the combined financial statements.

3.	Acquisition Consideration

On March 21, 2015, the Effective Date, Tiger Media and Merger Sub completed the Merger with IDI Holdings, pursuant to the terms and conditions of the Merger Agreement dated as of December 14, 2014. IDI Holdings is identified as the acquiring company for US GAAP accounting purposes. Under this reverse acquisition, the accounting acquiree, the Company, issued equity shares to the owners of the accounting acquirer, IDI Holdings. The consideration transferred by IDI Holdings for its interest in the Company is based on the number of equity interests IDI Holdings would have had to issue to give the owners of the Company the same percentage equity interest in the combined entity that results from the reverse acquisition. The fair value of the number of equity interests calculated in that way can be used as the fair value of consideration transferred in exchange for the Company.

The acquisition consideration, $44,112, is calculated based on the 7,291,299 (after the Stock Split) outstanding shares of common stock of the Company at a closing price of $6.05 as of March 20, 2015, the last trading day before the Effective Date. For the illustration of the Pro Forma information, we believe it would be more reasonable to use the closing price as of the Effective Date to calculate the acquisition consideration.

IDI recorded the Merger as a reverse acquisition, using the acquisition method of accounting in accordance with GAAP. Under the acquisition method of accounting, as of the effective time of the merger, the assets acquired, including the identifiable intangible assets, and liabilities assumed from Tiger Media were recorded at their respective fair values. Any excess of the purchase price for the Merger over the net fair value of Tiger Media identified assets and liabilities assumed were recorded as goodwill. The estimated acquisition consideration was allocated as indicated in the table in Note 4(f) below, as of December 31, 2014.

We have performed a detailed valuation analysis necessary to determine the fair market values of Tiger Media’s assets to be acquired and liabilities to be assumed after the completion of the Merger. Accordingly, the pro forma financial statements as of December 31, 2014 include only a preliminary allocations of the purchase price for certain assets and liabilities based on assumptions and estimates. After the closing of the Merger, the adjustments to fair value and the other estimates, including amortization expense, reflected in the accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements may be different from those reflected in IDI’s consolidated financial statements subsequent to the Merger.

4.	Preliminary Pro Forma and Acquisition Accounting Adjustments

(a)	As mentioned in Note 1 - Basis of Presentation above, on October 2, 2014, prior to the Merger, IDI Holdings was formed on September 22, 2014 to serve as a vehicle for the acquisition of operating businesses and valuable and proprietary technology assets across various industries, and on October 2, 2014, IDI Holdings acquired 100% of the membership interests of Interactive Data, we then present ID, IDI Holdings and Interactive Data together and prepare related pro forma adjustments.

In the Unaudited Pro Forma Condensed Consolidated Balance Sheets and Statement of Operations, financial data under IDI represent IDI’s historical consolidated financial statements as of and for the year ended December 31, 2014 prior to the reverse acquisition; financial data of IDI Holdings represent IDI Holdings’s standalone historical financial statements for the period from September 22, 2014 (inception) through December 31, 2014, and financial data of Interactive Data represent Interactive Data’s standalone historical financial statements as of and for the year ended December 31, 2014.

(b)	Reflects the consolidation adjustments between IDI Holdings and its subsidiary, Interactive Data.

(c)	The pro forma amortization expenses assume the Merger closed on January 1, 2014.

(d)	Reflects the carryover capital structure of IDI Holdings inherited from Tiger Media (attributable to the legal structure of the transaction) during the reverse acquisition.

(e)	Reflects the elimination of Tiger Media’s equity capital except for the capital structure of Tiger Media (attributable to the legal structure of the transaction).

(f)	The following table summarizes the purchase price allocation and the estimated fair value of the net assets acquired and liabilities assumed (items were marked to market based on management’s best estimation), and the resulting amount of goodwill in the acquisition of Tiger Media (the accounting acquiree) as December 31, 2014, which might be different from the allocation as of the Effective Date of the Merger:

(in thousands)

Assets assumed and liabilities assumed:
Net working capital	$3,690
Property and equipment, net	1,502
Intangible assets, net	2,435
Long-term deferred assets	646

8,273

Goodwill	35,839

Total consideration	$44,112

HISTORICAL AND PRO FORMA PER SHARE DATA

The following table sets forth certain selected per share data for IDI and IDI Holdings on a historical basis as of and for the year ended December 31, 2014. It also includes unaudited pro forma combined per share data for IDI, which combines the data of IDI and IDI Holdings on a pro forma basis giving effect to the Merger. This data does not give effect to any anticipated synergies, operating efficiencies or costs savings that may be associated with the Merger. This data also does not include any integration costs the companies may incur related to the Merger as part of combining the operations of the companies. This data should be read in conjunction with IDI’s and IDI Holdings’ historical consolidated financial statements and accompanying notes in their respective Annual Reports for the year ended December 31, 2014.

As of and for the year ended December 31, 2014

IDI Holdings Historical Per Share Data: *
Loss from continuing operations per share, basic and diluted	$(0.08)
Cash dividends per share	—
Book value per diluted share	1.84
IDI Historical Per Share Data:
Loss from continuing operations per share, basic and diluted	$(0.48)
Cash dividends per share	—
Book value per diluted share	1.02
IDI Unaudited Pro Forma Combined Per Share Data:
Loss from continuing operations per share, basic and diluted	$(0.30)
Cash dividends per share	—
Book value per diluted share	4.05

*	IDI Holdings was incorporated on September 22, 2014 and acquired 100% equity interest of Interactive Data on October 2, 2014, and we combined these two entities for the period from January 1, 2014 to December 31, 2014 to present the historical per share data.